Exhibit 99.28(p)(1)

Code of Ethics

Touchstone Advisors, Inc.

Touchstone Funds

Touchstone Securities, Inc.

Amended May 22, 2014

Touchstone Advisors, Inc., Touchstone Funds, and Touchstone Securities, Inc. (hereinafter referred to as “Touchstone”) have adopted this Code of Ethics (this “Code”) in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (collectively, the “SEC Rules”).

The SEC Rules generally prohibit deceitful, fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies.  While this Code is designed to prevent violations of the SEC Rules, it is possible to comply with the terms of this Code and nevertheless violate the general prohibitions set forth in the SEC Rules.

Touchstone does not hold itself out as providing investment advice or making investment recommendations, entering orders on behalf of the Touchstone Funds (the “Funds”), holding customer funds or securities but rather sub-contracts those duties out to select Sub-Advisers.  The Access Persons of Touchstone are not deemed to have access to or advance knowledge of portfolio selections or trading activities of the Sub-Advisers.  None of the day-to-day activities of the Sub-Advisers are under the same management as Touchstone.

Access Persons of the Sub-Advisers must comply with their respective Sub-Adviser’s Code of Ethics and must report their trading activities according to the provisions of their Sub-Adviser’s Codes.  The Sub-Advisers will on a quarterly basis, report to Touchstone any violations of their Codes of Ethics by any individuals with responsibilities involving the Funds.  The appropriate Chief Compliance Officer must provide the Board of Trustees of the Funds an annual report describing any issues arising under either Touchstone’s or any Sub-Advisers’ Code of Ethics.

The Access Persons of Touchstone are subject to this Code and should therefore, bear these general standards of conduct in mind at all times, as well as strict adherence to all applicable federal securities laws.

A.                                    GENERAL STANDARDS OF ETHICAL CONDUCT

Access Persons (as defined in this Code) have a duty at all times to place the interests of the investment companies (the Funds) for which Touchstone acts as investment adviser or principal underwriter ahead of their own interests.

All personal securities transactions of Access Persons must be conducted in compliance with this Code and in a manner that avoids any actual or potential conflict of interest or any abuse of the individual’s position of trust and responsibility to Touchstone.

All activities of Access Persons must also be conducted in accordance with the fundamental standard that they may not take any inappropriate advantage of their positions with Touchstone.

The Board of Directors of Touchstone may from time to time adopt interpretations of this Code, as it deems appropriate.

B.                                    DEFINITIONS

“Access Person” is defined as:

1. any supervised person of Touchstone who has access to non-public information regarding the Funds’ purchases or sales of securities;

2. any supervised person of Touchstone who is involved in making securities recommendations to the Funds (although not currently performed or contemplated) or who have access to the advisers non-public recommendations; or

3. any supervised person who has access to non-public information regarding the portfolio holdings of the affiliated Funds.

Access Persons include:

•                  any Director of Touchstone

•                  any Officer of Touchstone

•                  any General Partner of Touchstone

•                  any Advisory Person (as defined below) of Touchstone

•                  any Investment Person (as defined below) of Touchstone

•                  any administrative, technical or temporary employee or supervised person of Touchstone who may have access to information that would cause them to meet the definition of Access Person given above.

“Advisory Person” means:

•                  any employee of Touchstone (or of any company in a control relationship to Touchstone) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund;

•                  any employee of Touchstone (or of any company in a control relationship to Touchstone) whose functions relate to the making of any recommendations with respect to purchases or sales of Covered Securities by a Fund; or

•                  any natural person in a control relationship with Touchstone who obtains information regarding recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (and/or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

“Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of  the Securities Exchange Act of 1934.

“Chief Compliance Officer” means the person, or persons, designated by the Funds’ Board of Trustees or Touchstone Advisors, Inc., to administer this Code or to review reports required by this Code.

“Control” has the same meaning as in Section 2(a)(9) of the 1940 Act.

“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act (in effect, all securities), except under this Code does not include:

•                  direct obligations of the government of the United States;

•                  bankers’ acceptances;

•                  bank certificates of deposit;

•                  commercial paper;

•                  high quality short-term debt instruments, including repurchase agreements;

•                  shares issued by open-end funds unless Touchstone Advisors, Inc. or a control affiliate acts as the investment adviser or principal; and

•                  transactions in units of a unit investment trust as long as the trust is invested exclusively in unaffiliated mutual funds.

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Advisers Act of 1940, the Investment Company Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

“Fund” means an investment company registered under the 1940 Act for which Touchstone Advisors, Inc. serves as investment adviser.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 of 15(d) of the Securities Exchange Act of 1934.

“Investment Person” means:

•                  any employee of Touchstone (or of any company in a control relationship to Touchstone) who, in connection with his or her regular functions of duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; or

•                  any natural person who controls Touchstone and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund.

•                  Touchstone does not currently have, nor does it anticipate having, any “Investment Persons”.  Should someone become an “Investment Person of Touchstone”, this Code would be amended to include appropriate restrictions on their trading activity.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), (15 U.S.C. 77d(2) or 77d(6)) or pursuant to Rule 504, 505, or 506.

“Purchase or sale of Covered Securities” includes, among other things, the writing of an option to purchase or sell Covered Securities.

“Related Security” means:

•                  a security issued by the same issuer that issued the Covered Security;

•                  a security issued by an issuer under common control with the issuer that issued the Covered Security; or

•                  a security that gives the holder any contractual right with respect to the Covered Security, including options, warrants or other convertible securities.

“Reporting Person” is defined as an Access Person that must complete and return required documentation (aka “reports”) pursuant to this Code.

“Supervised Person” is defined as any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Touchstone Advisors, Inc., or other person who provides investment advice on behalf of Touchstone Advisors, Inc. and is subject to the supervision and control of Touchstone Advisors, Inc.  A Supervised Person is also anyone that, in the sole and reasonable discretion of a Touchstone Chief Compliance Officer or his or her designee, should be covered by this Code but may not be covered by the definition of “access person” under Rule 17j-1 of the 1940 Act or Rule 204A-1 of the Advisers Act

C.                                    STANDARDS OF CONDUCT FOR ACCESS PERSONS

1.              Restrictions on Serving on Boards of Directors

An Access Person may not serve on the board of directors of a publicly traded company without prior approval from head of their business unit, the Compliance Department, and the Chief Executive Officer of Touchstone.

2.              Restrictions Involving Gifts and Entertainment

An Access Person may not accept (or give) in any calendar year gifts with a value of more than $100 from any firm or person (or to any firm or person) that does business with Touchstone, directly or on behalf of any Fund.

This does not prohibit “ordinary and usual business entertainment” provided that such entertainment is “neither so frequent nor so extensive as to raise any question of propriety.” For purposes of this Rule, “business entertainment” is defined as “entertainment in the form of any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose, as well as any transportation and/or lodging accompanying or related to such activity or event in which a person associated with a firm accompanies and participates with such employee irrespective of whether any business is conducted during, or is considered during, or is considered attendant to, such event.” Thus, for example, if a firm gives tickets to a sporting event and attends with the employee it is classified as business entertainment. If the firm gives the tickets but does not accompany the employee to the event, the tickets are deemed to be a gift and would be subjected to the $100 annual limitation.

D.                                    STANDARDS OF TRADING PRACTICES FOR ACCESS PERSONS

The Access Persons of Touchstone are not deemed to have access to or advance knowledge of portfolio selections or trading activities of the Sub-Advisers.  None of the day-to-day activities of the Sub-Advisers are under the same management or control as Touchstone.  Due to the physical and business separation of the entities, Access Persons of Touchstone are not under any trading restrictions within their personal accounts or any account in which they have beneficial interest with the following exception:

Any Access Person of Touchstone must obtain written approval of the appropriate Chief Compliance Officer or their designated representative prior to investing in an Initial Public Offering or limited offering.

All Access Persons are subject however, to the reporting requirements of this Code.

An Access Person may not solicit gifts.

E.                                     REPORTING

Note:  The reporting requirements described in this section apply to Access Persons, which includes Directors, Officers, General Partners, Advisory Persons and Investment Persons.

1.        Duplicate Confirmations and Statements

Each Reporting Person must arrange for duplicate copies of broker trade confirmations and periodic statements of his or her brokerage accounts to be sent to the appropriate Chief Compliance Officer or their designated representative.  If duplicate copies cannot be provided directly by the broker, Reporting Persons must submit a copy of their trade conformations and periodic statements or complete and submit the Personal Trading Quarterly Report Form.  If this is designated to a representative, that representative will send periodic reports of all violations of this Code to the Chief Compliance Officer.  When the term “Chief Compliance Officer” is used in this section, it includes any designated representative.

2.        Holdings Reports

a.                                      What Information Must Be Included in a Holdings Reports?

Each Reporting Person must submit written and signed reports containing information about each Covered Security in which the Reporting Person had any direct or indirect beneficial ownership (“Holdings Reports”).

Each Holdings Report must include the following information:

•                  title of each Covered Security in which the Reporting Person had any direct or indirect beneficial ownership;

•                  number of shares and/or principal amount of each Covered Security in which the Reporting Person had any direct or indirect beneficial ownership;

•                  name of any broker, dealer or bank with whom the Reporting Person maintained an account in which any securities were held for the direct or indirect benefit of the Reporting Person; and

•                  date the Holdings Report is submitted by the Reporting Person.

If a Reporting Person is not required to report any information on a Holdings Report, the Reporting Person must submit a written and signed statement to that effect to the appropriate Chief Compliance Officer by the date on which the Holdings Report is due.

b.              When Must a Reporting Person Submit an Initial Holdings Report?

Each Reporting Person must submit to the Chief Compliance Officer an Initial Holdings Report no later than 10 days after he or she becomes a Reporting Person.  The information included in the Initial Holdings Report must reflect the Reporting Person’s holdings as of the date he or she became a Reporting Person.

c.               When Must an Access Person Submit Annual Holdings Reports?

Each Reporting Person must submit to the appropriate Chief Compliance Officer an Annual Holdings Report no later than January 30 of each year.  The information included in the Annual Holdings Report must reflect the Reporting Person’s holdings as of the immediately preceding December 31.

d.              Are There Any Exceptions to These Reporting Requirements?

An Access Person does not have to include in his or her Holdings Reports information about the following securities or accounts:

•                  direct obligations of the government of the United States

•                  bankers’ acceptances

•                  bank certificates of deposit

•                  commercial paper

•                  high quality short-term debt instruments including repurchase agreements

•                  transactions effected for any account over which the Access Person has no direct or indirect influence or control

•                  shares issued by open-end funds unless Touchstone Advisors, Inc. or a control affiliate acts as the investment adviser or principal

•                  transactions in units of a unit investment trust as long as the trust is invested exclusively in unaffiliated mutual funds

•                  transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans, unless the transaction overrides the set schedule or allocations of the plan.

2.                                      Quarterly Transaction Reports

a.                                      What Information Must Be Included in a Quarterly Transaction Report?

Each Reporting Person must submit a report (“Quarterly Transaction Report”) containing information about:

•                  every transaction in a Covered Security during the quarter and in which the Reporting Person had any direct or indirect beneficial ownership and

•                  every account established by the Reporting Person in which any securities were held during the quarter for the direct or indirect benefit of the Reporting Person

A Quarterly Transaction Report must include the following information:

•                  date of each transaction in a Covered Security

•                  title of the Covered Security

•                  interest rate and maturity date of the Covered Security, if applicable

•                  number of shares and/or principal amount of the Covered Security

•                  nature of the transaction

•                  price of the Covered Security at which the transaction was effected

•                  name of the broker, dealer or bank with or through which the transaction was effected

•                  name of the broker, dealer or bank with whom the Reporting Person established any new account

•                  date the account was established and

•                  date the Quarterly Transaction Report is submitted by the Reporting Person.

If a Reporting Person is not required to report any information on a Quarterly Transaction Report, the Reporting Person must submit a written and signed statement to that effect to the appropriate Chief Compliance Officer no later than 30 days after the end of the calendar quarter.

b.              When Must a Reporting Person Submit a Quarterly Transaction Report?

A Quarterly Transaction Report must be submitted to the appropriate Chief Compliance Officer no later than 30 days after the end of each calendar quarter.

c.               Are There Any Exceptions To These Requirements?

•                  Exceptions for Certain Securities and Accounts

A Reporting Person does not have to report transactions involving the following securities or accounts:

•                  direct obligations of the government of the United States

•                  bankers’ acceptances

•                  bank certificates of deposit

•                  commercial paper

•                  high quality short-term debt instruments including repurchase agreements

•                  shares issued by open-end funds not managed by Touchstone

•                  securities held in any account over which the Access Person has no direct or indirect influence or control

•                  transactions effected for any account over which the Reporting Person has no direct or indirect influence or control and

•                  transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans, unless the transaction overrides the set schedule or allocations of the plan.

If a Reporting Person does not make a Quarterly Transaction Report because of this exception, the Reporting Person must submit a written and signed statement to that effect to the appropriate Chief Compliance Officer no later than 30 days after the end of the calendar quarter.

•                  Exceptions Based On Duplicate Confirmations

In addition, a Reporting Person does not have to make a Quarterly Transaction Report for a calendar quarter if:

•                  the report would duplicate information contained in broker trade confirmations or account statements received by the appropriate Chief Compliance Officer no later than 30 days after the end of the calendar quarter and

•                  all of the required information is contained in the broker trade confirmations or account statements.

If broker trade confirmations do not contain all of the required information, the Reporting Person must include the missing information in a Quarterly Transaction Report.

If a Reporting Person does not make a Quarterly Transaction Report because of this exception, the Reporting Person must submit a written and signed statement to that effect to the appropriate Chief Compliance Officer no later than 30 days after the end of the calendar quarter.

F.                                      CHIEF COMPLIANCE OFFICER REVIEWS

In reviewing transactions, the appropriate Chief Compliance Officer will take into account the various exceptions included in this Code.  Before making a determination that a Reporting Person has violated this Code, the appropriate Chief Compliance Officer will give the Reporting Person an opportunity to supply additional information about the transaction in question.

G.                                    SANCTIONS

The Board of Directors of Touchstone Advisors, Inc., and/or the appropriate Chief Compliance Officer may impose sanctions on a Reporting Person for violations of this Code as it deems appropriate.  Sanctions could include:

1.              written warning;

2.              letter of censure or suspension;

3.              fine;

4.              disgorgement of any profits realized by the Access Person as a result of the violation, and/or

5.              termination of the employment of the Access Person.

H.                                   “WHISTLEBLOWER” PROVISION

Persons becoming aware of an apparent or suspected violation of this Code must report promptly to the appropriate Chief Compliance Officer.  All such reports will be treated confidentially to the extent permitted by law and investigated promptly and thoroughly.  Reports may be submitted anonymously should you wish.  In addition, should the Chief Compliance Officer be involved in the violation or is unreachable, you may report a violation to the Chief Compliance Officer of the Touchstone Funds, the Chief Compliance Officer of  Western & Southern Financial Group, Chief Compliance Officer of Touchstone Securities, Inc.,  or the President or Chief Executive Officer of Touchstone Advisors, Inc..  Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code.

I.                                        PRIVACY

All reports of securities transactions and any other information reported pursuant to this Code will be treated as confidential.  Personal account information will be kept in a secure location and will be shredded when the record retention requirement has been met.

J.                                        DISTRIBUTION OF THE CODE OF ETHICS

All Reporting Persons must receive a copy of this Code and must acknowledge receipt of this Code.   The distribution of this Code to the Reporting Person and the acknowledgement from the Reporting Person to the appropriate Chief Compliance Officer that they have received this Code may be delivered by hard copy, fax, or email.

K.                                   TRAINING

All Reporting Persons will receive training on the principles and procedures of this Code.  This will occur within 10 days of when a person is deemed to be a Reporting Person.  Additional training will be provided as deemed necessary by the appropriate Chief Compliance Officer.

L.                                     RECORDKEEPING

Rule 204A-1and related amendments to Rule 204-2 under the Advisers Act and Rule 17j-1 under the 40 Act, require that records regarding this Code are retain for certain periods of time.  The following table sets forth the document retention requirements:

Item	Retention Period	Where Retained
Code of Ethics	5 years after the date on which they were last in effect	Office of Advisor first 2 years, easily accessible for 5 years

Records of Violations and Actions taken as result	5 years after the person ceases to be an access person	Office of Advisor first 2 years, easily accessible for 5 years

Copies of Access persons acknowledgement of receipt of Code	5 years after the person ceases to be an access person	Office of Advisor first 2 years, easily accessible for 5 years

List of Access Persons	List must include all access persons within the past 5 years	Office of Advisor first 2 years, easily accessible for 5 years

Holdings and transaction reports	5 years after the person ceases to be an access person	Office of Advisor first 2 years, easily accessible for 5 years

Records of any decisions approving acquisitions of IPO’s or limited offering	5 years after the person ceases to be an access person	Office of Advisor first 2 years, easily accessible for 5 years

M.                                 INSIDER TRADING

All Reporting Persons of Touchstone Advisors, Inc. are subject to the Insider Trading Policy as established by Touchstone Securities, Inc.  See the separate Insider Trading Policy for further information.

N.                                  PAY-TO-PLAY CODE OF ETHICS

All Reporting Persons of Touchstone Advisors, Inc. are subject to the Touchstone Advisors Political Contributions Policy.  See the separate Political Contributions Policy for further information.

Initial Code of Ethics Holdings Report

Touchstone Advisors, Inc.

Touchstone Funds

Touchstone Securities, Inc.

This must be completed 10 days after becoming a
Reporting Person.  Please refer to the Code of
Ethics for required holdings to be reported.

Title of Each Covered Security	Number of Shares or Principal Amount	CUSIP or Ticker

Name, Address and Phone Number of Any Broker, Dealer or Bank Where You Maintain an Account Please include account number.

Name:

Signature:

Date Submitted:

Touchstone Advisors, Inc., Touchstone Funds and Touchstone Securities, Inc.

 Quarterly Report of Personal Securities Transactions

Our firm Code of Ethics and SEC regulations require that each Reporting Person, report within 30 days of the end of each calendar quarter, any personal securities transactions in any account of the Reporting Person, or any account in which the Reporting Person has a direct or indirect influence or control.

Transactions do not need to be reported for:

1)             any account in which the adviser or any Access Person has no direct or indirect influence or control;

2)             direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds;

3)             high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper;

4)             open-end investment companies, i.e., mutual funds, unless our firm, or an affiliated company acts as investment adviser, sub-adviser or principal underwriter to the mutual fund(s);

5)             units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds; and

6)             transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans, unless the transaction overrides the set schedule or allocations of the plan.

Printed Name of Reporting Person

☐                                    YES, I have had personal securities transactions within the past quarter as reported on: (check those that apply)

☐ the attached page or monthly brokerage statements

☐ confirmations/statements sent directly by my broker/dealer

☐ the attached report

☐                                    NO, I have had no personal securities transaction(s) in the past quarter.

This Report is to be signed, dated and returned to Leslie Green (or other designated person), within 30 days of each quarter’s end.

Quarter Ending

Reporting Person Signature	Date Submitted

Reviewed by (CCO or designated person)	Date

PERSONAL TRADING QUARTERLY REPORT FORM

(You may use duplicate brokerage or bank statements and confirms in lieu of this Report)

Name of Reporting Person	Date

Transactions do not need to be reported for:

1)             any account in which the adviser or any Access Person has no direct or indirect influence or control;

2)             direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds;

3)             high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper;

4)             open-end investment companies, i.e., mutual funds unless our firm, or an affiliated company acts as investment adviser, sub-adviser or principal underwriter to the mutual fund(s);

5)             units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds; and

6)             transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans, unless the transaction overrides the set schedule or allocations of the plan.

Trade Date	Name of Security & Ticker Symbol or CUSIP # (if applicable)	Interest Rate	Maturity Date	# of Shares	Principal Amount	Buy/Sell	Price	Name of Broker Dealer or Bank

The reporting or recording of any such transaction shall not be construed as an admission that the investment adviser or Reporting Person has any direct or indirect beneficial ownership in the security.

Touchstone Advisors, Inc., Touchstone Funds and Touchstone Securities, Inc.

Annual Holdings Report

Each Reporting Person is to report initially (within 10 days of becoming a Reporting Person) and annually thereafter (no later than January 31st of each year) information about any security holdings held by the Reporting Person, or held in another name in which the Reporting Person has direct or indirect influence or control.  The holdings information must be current within 45 days of the date of this report.

Please list all reportable holdings on the attached page.  These include all securities, stock or share certificates, and limited partnerships you hold at initial or year-end reporting.  Duplicate account statements may be accepted for initial or annual holdings report for securities held in brokerage accounts.  For all other reportable securities, you must list them separately on the attached form.  If you have no holdings to report, please indicate “None” and return the signed form to your Chief Compliance Officer. If you have any questions regarding reportable securities, please contact your Chief Compliance Officer or his/her designee.

The following securities do not need to be reported under the Code of Ethics.

1.              Any account in which the adviser or any Access Person has no direct or indirect influence or control,

2.              Direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,

3.              High quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper,

4.              Open-end investment companies, i.e., mutual funds unless our firm, or an affiliated company acts as investment adviser, sub-adviser or principal underwriter to the mutual fund(s); and

5.              Units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds, and

6.              Transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans, unless the transaction overrides the set schedule or allocations of the plan.

Annual Holdings Report

Name of Security & Ticker Symbol or CUSIP # (if applicable)	# of Shares	Principal Amount	Name of Broker Dealer or Bank

I certify the above/attached information is true, accurate and complete as of the date indicated and discloses all reportable securities in which I have a direct or indirect beneficial interest, not otherwise reported via duplicate account statements.

Reporting Persons Signature	Date Submitted

Reviewed by (CCO or designated person)	Date

Instructions:

1.              Please complete all sections;

2.              Print, sign and date the form;

3.              Send to Chief Compliance Officer (or designated person), and

4.              Send before the deadline dates noted.